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                                                                    EXHIBIT 10.2


                          ASPECT MEDICAL SYSTEMS, INC.

                            ADVISORY BOARD AGREEMENT


     THIS AGREEMENT, effective as of January 23, 2002, is by and between Stephen
E. Coit (the "Advisor"), and Aspect Medical Systems, Inc. a Delaware corporation ("Aspect").

     The parties agree as follows:

     1.  SERVICE AS ADVISOR.

         (a) The Advisor agrees to serve under the term of this Agreement as an advisor to Aspect as a member of its Neurodiagnostic Advisory Board ("AB").

         (b) The Advisor will, at Aspect's request, devote up to 12 days in each twelve month period during the term of this Agreement to attend and participate in meetings of the AB. In addition, the Advisor shall from time to time consult by telephone with Aspect in the Advisor's area of expertise.

     2. TERM. This Agreement may be terminated at any time by either party, with or without reason, by written notice to the other party.

     3. COMPENSATION. Aspect shall, in a timely fashion, pay Advisor $3,000/day for the services rendered after receiving an invoice for such services.

     4. EXPENSES. Aspect will reimburse the Advisor for all travel and other out-of-pocket expenses incurred by him in connection with his services hereunder, provided such expenses are approved in advance by Aspect and appropriate documentation (e.g. receipts) of the incurred expenses is provided.

     5. CONFIDENTIALITY. The Advisor recognizes and acknowledges that all technology, know-how, inventions, business plans, and other confidential information of Aspect communicated to, learned of, developed or otherwise acquired by the Advisor in the course of his or her services hereunder ("Confidential Information") are valuable assets of Aspect to be kept confidential and secret, and therefore agrees to keep confidential and not disclose or use, except in connection with the fulfillment of his services for Aspect under this Agreement, any Confidential Information of Aspect. "Confidential Information" shall not include, however, information placed in the public domain through no fault of the Advisor; information disclosed to the Advisor by a third party entitled to disclose it; information already known to the Advisor prior to receipt thereof from Aspect; or information that is independently developed by the Advisor without reference to information provided by Aspect and not in the course of the performance of his services hereunder. All tangible materials containing Confidential Information and all tangible property of Aspect in the custody or possession of the Advisor shall be delivered to Aspect, upon the earlier of (i) a request by Aspect or (ii) termination of his relationship with Aspect. After such delivery, the Advisor shall not retain any such materials or tangible property.
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     6. DEVELOPMENTS.

        (a) The Advisor will make full and prompt disclosure to Aspect of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others in the course of his performance of services for Aspect or using Aspect's Proprietary Information, whether or not during normal working hours or on the premises of Aspect (all of which are collectively referred to in this Agreement as "Developments"). The Advisor agrees to assign and does hereby assign to Aspect (or any person or entity designated by Aspect) all his right, title and interest in and to all Developments, and all related patents, patent applications, copyrights and copyright applications.

        (b) The Advisor agrees to cooperate fully with Aspect, both during and after his relationship with Aspect, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Advisor shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which Aspect may deem necessary or desirable in order to protect its rights and interests in any Development. The Advisor further agrees that if Aspect is unable, after reasonable effort, to secure the signature of the Advisor on any such papers, any executive officer of Aspect shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Advisor, and the Advisor hereby irrevocably designates and appoints each executive officer of Aspect as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as Aspect may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

     7. REPRESENTATIONS OF THE ADVISOR.

        (a) The Advisor represents that there are no agreements to which he is a party or by which he is bound, with any current or previous employer or any other party, forbidding or restricting him from entering into this Agreement or performing services for Aspect hereunder. In addition, the Advisor consents to being named as an Advisor in various reports, brochures, advertisements or other documents in printed or electronic form produced by or on behalf of Aspect, including any and all documents filed with the Securities and Exchange Commission.

        (b) The Advisor will not disclose to Aspect or induce Aspect to use any confidential or proprietary information or material belonging to any previous or present employer or others.

     8. MISCELLANEOUS.

        (a) If any other provision of this Agreement is prohibited under applicable laws or regulations of any jurisdiction, such provision shall be severed and the remaining provisions shall continue in full force and effect.

        (b) The relationship of the parties shall be that of independent contractors.

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        (c) This Agreement shall be binding upon and inure to the benefit of
Aspect, and its successors and assigns, and the Advisor.

        (d) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                  ASPECT MEDICAL SYSTEMS, INC.


                                  By:      /s/ J. Neal Armstrong
                                           -------------------------------------

                                  Date:    January 23, 2002



                                  ADVISOR


                                  Stephen E. Coit



                                  /s/ Stephen E. Coit
                                  ----------------------------------------------
                                  (SIGNATURE)

                                  Date:    January 23, 2002